SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 7, 2006

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Standstill Agreement

As of September 7, 2006, Integrated Silicon Solution Inc., a Delaware corporation (“ISSI”), entered into a Standstill Agreement with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc. (the “Riley Parties”). The parties entered into the Standstill Agreement as contemplated by that certain letter agreement entered into by ISSI with the Riley Parties on August 28, 2006 (the “Letter Agreement”), as previously reported by ISSI in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2006.

Pursuant to the Standstill Agreement, the Riley Parties have agreed, until the date on which proxies for ISSI’s 2008 annual meeting of stockholders are first solicited, not to, among other things:

•	acquire (or offer or agree to acquire) any material amount of assets of ISSI, or encourage any third party to do so;

•	encourage any third party that they acquire (or offer or agree to acquire) 15% or more of any voting securities of ISSI (including any such securities already held by such third party);

•	participate (or encourage any third party to participate) in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of ISSI, with respect to the foregoing or, among other things, (i) any extraordinary transaction, such as a merger, reorganization or liquidation involving ISSI, certain changes in the present structure or membership of the board of directors or management of ISSI, except as provided in the Letter Agreement, or any change to any material term of the employment contract of any executive officer of ISSI, (ii) the opposition of any person nominated by ISSI’s nominating committee, or (iii) any material change in ISSI’s capital structure or business; or

•	take any action that could require ISSI to make a public announcement regarding the possibility of the foregoing or take certain other actions in connection with the foregoing, including making a public announcement or forming or participating in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Bryant Riley, a party to the Standstill Agreement and an affiliate of the other Riley Parties, is a member of the Board of Directors of ISSI and its Nominating Committee and Compensation Committee.

The foregoing description of the Standstill Agreement is qualified in its entirety by reference to the text of such agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Director Stock Option Plan

In 2005, ISSI changed the term of new option grants to employees from ten (10) years to seven (7) years. In February 2006, the automatic option grants made to non-employee directors at the time of the ISSI annual meeting of stockholders had a term of seven (7) years, although the ISSI

1995 Director Stock Option Plan was not formally amended at such time. On September 7, 2006, the ISSI Board of Directors approved an amendment to the 1995 Director Stock Option Plan to change the term of the automatic option grants for non-employee directors from ten (10) years to seven (7) years.

The foregoing description of the amendment to the 1995 Director Stock Option Plan is qualified in its entirety by reference to the text of such amendment which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Partner Officers.

On September 7, 2006, the Board of Directors of ISSI approved an amendment to Article III, Section 3.2 of ISSI’s Bylaws to expand the size of its Board of Directors from seven members to nine members and appointed each of Bryant Riley and Melvin Keating to the Board of Directors to fill the vacancies created by such increase, each effective as of such approval thereof. The Board of Directors also appointed Mr. Riley to its Nominating Committee and Compensation Committee and appointed Mr. Keating to its Audit Committee.

The amendment to the Bylaws and appointments described herein were approved by the Board of Directors in accordance with ISSI’s obligations under that certain letter agreement entered into by ISSI on August 28, 2006 with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc., as previously reported by ISSI in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2006.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2006, the Board of Directors of ISSI approved an amendment to Article III, Section 3.2 of ISSI’s Bylaws to expand the size of its Board of Directors from seven members to nine members, effective as of such approval thereof.

The foregoing description of such amendment is qualified in its entirety by reference to the text of the Certificate of Amendment of the Bylaws of Integrated Silicon Solution, Inc. attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of the Bylaws of Integrated Silicon Solution, Inc., dated September 7, 2006.

10.1	Standstill Agreement dated as of September 7, 2006, among Integrated Silicon Solution, Inc., Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc.

10.2	1995 Director Stock Option Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: September 12, 2006	/s/ SCOTT D. HOWARTH
Scott D. Howarth
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

3.1	Certificate of Amendment of the Bylaws of Integrated Silicon Solution, Inc. dated September 7, 2006.

10.1	Standstill Agreement dated as of September 7, 2006, among Integrated Silicon Solution, Inc., Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc.

10.2	1995 Director Stock Option Plan, as amended.